Exhibit 99.1

OptimizeRx Partners with PARx Solutions to Bring Prior Authorization Services to Point of Care

ROCHESTER, MI, April 18, 2017 – OptimizeRx Corp. (OTCQB: OPRX), the leading digital health aggregator of sponsored services in the electronic health records (EHR) space, has partnered with PARx Solutions to allow more than 500,000 healthcare providers in the OptimizeRx EHR network to manage the prescription prior authorization process more effectively and efficiently.

“In our cumbersome healthcare system, a physician often must spend considerable time and effort to obtain special authorization from the insurance provider for a preferred prescription,” noted William Febbo, CEO of OptimizeRx. “Our new partnership with PARx Solutions solves this problem, while providing connectivity to our core offering of financial messaging. Coupled with our ability to offer brand and clinical messaging services, we expect this combined solution to deliver better overall health outcomes—a core commitment of OptimizeRx.”

The partnership will involve the integration of OptimizeRx’s network of more than 370 EHR/eRx providers with PARx Solutions’ Prior Authorization Support System (PASS). Integrating PASS into the physician’s EHR-powered work flow will reduce the administrative burden associated with the prior authorization process. It is also expected to increase adherence and improve patient outcomes by connecting OptimizeRx channel partners’ financial assistance offers with the prior authorization process.

Dan Rubin, president and CEO of PARx Solutions, commented: “OptimizeRx is a natural fit with PARx Solutions, as their technology platform is very effective in how it directly connects to the e-prescribing work flow. The prior authorization process is a time-consuming and frustrating experience for prescribers, and often a hindrance to the quality of patient care. In fact, upwards of 40 percent of patients who require a prior authorization forego treatment altogether. We will now be better able to eliminate these barriers by providing a more simplified, user friendly process.”

The platform integration is expected to be completed in the third quarter of 2017. Like OptimizeRx services, PASS is sponsored drug manufactures, allowing the prior authorization service to be by provided at no cost to physician practices.

“Once the integration is complete, we see it significantly enhancing our value proposition to the remaining EHR/eRx providers and heath care providers not yet on our platform,” added Febbo, “It will also deliver another valuable revenue stream for OptimizeRx.”

About PARx Solutions

The mission of PARx Solutions is to help patients get the medication that their physician believes is most appropriate for their condition. PARx fulfills this mission by helping prescribers overcome the cumbersome, frustrating and time-consuming challenges resulting from Prior Authorization requirements. Founded in 2008 and based in Burlington, Massachusetts, PARx Solutions has been successful in providing their PA system through physician offices across the nation. To date, tens of thousands of providers rely on PARx Solutions to process prior authorizations across multiple therapeutic areas.

About OptimizeRx Corp

Based in Rochester, Michigan, OptimizeRx Corporation is a health technology software company that is revolutionizing the point of care experience through technology to improve clinical decisions and outcomes. OptimizeRx’s unique consumer and physician platforms help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand awareness, access and adherence to their medications.

The OptimizeRx core product replaces drug samples with electronic trial vouchers and copay coupon savings that are electronically added to an e-Prescription and sent electronically to the pharmacy and is integrated within leading electronic health record (EHR) platforms in the country, including Allscripts, DrFirst, NewCrop, Quest Diagnostics, Practice Fusion and other EHRs to reach over 500,000 healthcare providers. In turn, OptimizeRx promotes patient savings and support from the world’s largest pharmaceutical companies, including Pfizer, Lilly, Novartis, AstraZeneca, and many others. For more information, visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

PARx Solutions Contact:

Dan Rubin, President & CEO

Dan.Rubin@PARxSolutions.com

Investor Relations Contact for OptimizeRx:

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team